Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 22, 2023, relating to the consolidated financial statements of i3 Verticals, Inc., and subsidiaries and the effectiveness of internal control over financial reporting of i3 Verticals, Inc., and subsidiaries, appearing in the Form 10-K of i3 Verticals, Inc. for the year ended September 30, 2023.

/s/ Deloitte & Touche LLP

Nashville, Tennessee

February 14, 2024